Pilgrim’s Pride Reports Third Quarter 2025 Results with $4.8 Billion in Net Sales and Operating Income of $492.6 Million

GREELEY, Colo., October 29, 2025 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's leading food companies, reports its third quarter 2025 financial results.

Third Quarter Highlights:
•Net Sales of $4.8 billion.
•Consolidated GAAP operating income margin of 10.4%.
•GAAP Net Income of $343.1 million and GAAP EPS of $1.44. Adjusted Net Income of $362.9 million and Adjusted EPS of $1.52.
•Adjusted EBITDA of $633.1 million, or a 13.3% margin.
•U.S. Fresh maintained a strong performance as a result of our diversified portfolio, focus on quality and service, and continued progress in operational excellence. Case Ready and Small Bird benefited from extensive Key Customer demand from retail and QSR, whereas investments in Big Bird unlocked additional efficiencies in production and live operations.
•U.S. Prepared Foods continues to expand across retail and foodservice as net sales have increased over 25% compared to the prior year. Just Bare® continues to lead growth in the retail frozen fully cooked category as market share has grown by nearly 300 basis points compared to last year and sales velocity remains much higher than category averages.
•Pilgrim’s continues its growth journey, as recently announced new investments over the next two years totaling over $500 million in the U.S. remain on track to support growth with Key Customers in Fresh and diversify the portfolio through branded offerings in Prepared Foods.
•In Europe, the company continues to drive innovation and differentiation in the marketplace with a recent 10-year supply agreement of a new product offering to support the growth of a Key Customer. Momentum for Fridge Raiders® and Rollover® also continues to accelerate as each grew faster than category averages.
•In Mexico, Key Customer demand in fresh continued to grow ahead of the market. Diversification through value added continued as Prepared Foods sales increased by 9% versus last year. Expansion projects to diversify geographical presence and grow prepared foods continue to progress on schedule.
•Pilgrim’s published its 2024 Sustainability Report that detailed its progress against environmental, social, and governance ambitions. Since 2019, Pilgrim’s has reduced its global Scope 1 & 2 emissions intensity by 23% and improved its Global Safety Index by 77%. Over the past year, Pilgrim’s has also provided 5.7 million training hours to improve team members’ professional skills and career opportunities.
•Continued strong liquidity position and balance sheet flexibility after investments in growth projects and payments of special dividends totaling $2 billion during the year. Net leverage is approximately 1.0 times of Adjusted EBITDA.

(Unaudited)	Three Months Ended				Nine Months Ended
	September 28, 2025	September 29, 2024	Y/Y Change		September 28, 2025	September 29, 2024	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,759.3	$4,585.0	+3.8%		$13,979.7	$13,506.2	+3.5%
U.S. GAAP EPS	$1.44	$1.47	(2.0)%		$4.17	$3.58	+16.5%
Operating income	$492.6	$508.4	(3.1)%		$1,409.4	$1,199.4	+17.5%
Adjusted EBITDA(1)	$633.1	$660.4	(4.1)%		$1,853.2	$1,688.2	+9.8%
Adjusted EBITDA margin(1)	13.3%	14.4%	-1.1	pts	13.3%	12.5%	+0.8	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“Throughout the quarter, chicken demand remained robust across retail and foodservice given its strong value proposition compared to other proteins," said Fabio Sandri, Pilgrim’s President and CEO. “We continue to strengthen our relationships with Key Customers across all regions and invest accordingly to drive sales growth, enhance margins, and reduce volatility.”

Despite volatility in commodity market fundamentals in September, the U.S. business maintained strong results, comparable to last year. Case Ready sales to Key Customers continued to grow faster than category averages, whereas Small Bird benefited from extensive demand among QSRs. Big Bird improved production efficiencies and live operations to mitigate impacts of volatile markets. Diversification efforts through Prepared Foods continue to accelerate given incremental distribution across both retail and foodservice.

“Our diversified portfolio across bird sizes, differentiation through higher attribute offerings, and growth in value-added products all moderated the impact of volatile commodity market fundamentals,” remarked Sandri. “Equally important, we strengthened our partnerships with Key Customers through innovation, quality, and service.”

Investments in the U.S. to strengthen partnerships with Key Customers and to diversify our portfolio through branded growth in Prepared Foods continue as planned.

“Our investments will not only strengthen our competitive advantage, but also further enable our ability to meet demand for higher attribute offerings in Fresh and support the growth of Just Bare® in Prepared Foods,” said Sandri.

Europe reinforced Key Customer relationships through new business opportunities. Diversification through brands continues to evolve as Fridge Raiders® achieved new records for household penetration. Rollover® continues to thrive throughout the marketplace from increased distribution with new accounts. Foodservice has grown given incremental distribution from leading QSRs.

“Our profitability journey in Europe has entered a new phase,” said Sandri. “As such, we are investing in Key Customer partnerships across our multi-protein platform, driving promotional activity, and developing new offerings to create additional consumer demand. When combined, these efforts can accelerate our efforts to scale our profitable growth.”

In Mexico, branded offerings across both Fresh and Prepared Foods continue to grow, and Key Customer partnerships expanded throughout retail. Expansion efforts to build capacity remain on schedule.

“Our expansion efforts in Mexico continue to proceed as planned, which will ultimately strengthen our partnerships with Key Customers and further diversify our portfolio through Prepared Foods,” said Sandri.

Pilgrim’s recently published its 2024 Sustainability Report, which provided an update on progress against environmental, social, and governance matters. Pilgrim’s continues to make extensive progress in Scope 1 & 2 emissions reduction, safety performance, product integrity and team member development.

“Sustainability is a critical component of our overall strategy and business approach,” Sandri concluded. “Through these continued efforts, we remain focused on becoming the most trusted and respected company in our industry while creating a better future for our team members.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 30, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: https://dpregister.com/sreg/10203750/100237e3924

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

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About Pilgrim’s Pride
Pilgrim’s employs approximately 62,900 people and operates protein processing plants and prepared foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 28, 2025	December 29, 2024
	(In thousands)
Cash and cash equivalents	$612,582	$2,040,834
Restricted cash and restricted cash equivalents	2,761	2,324
Investment in available-for-sale securities	—	10,220
Trade accounts and other receivables, less allowance for credit losses	1,131,047	1,004,334
Accounts receivable from related parties	11,170	2,608
Inventories	1,968,863	1,783,488
Income taxes receivable	65,979	72,414
Assets held for sale	13,540	3,062
Prepaid expenses and other current assets	260,968	200,879
Total current assets	4,066,910	5,120,163
Deferred tax assets	29,507	29,483
Other long-lived assets	93,443	62,019
Operating lease assets, net	242,646	255,713
Intangible assets, net	834,864	806,234
Goodwill	1,327,744	1,239,073
Property, plant and equipment, net	3,357,287	3,137,891
Total assets	$9,952,401	$10,650,576

Accounts payable	$1,470,607	$1,411,519
Accounts payable to related parties	36,640	15,257
Revenue contract liabilities	55,977	48,898
Accrued expenses and other current liabilities	977,258	1,015,504
Income taxes payable	147,672	60,097
Current maturities of long-term debt	912	858
Total current liabilities	2,689,066	2,552,133
Noncurrent operating lease liabilities, less current maturities	193,435	195,944
Long-term debt, less current maturities	3,091,663	3,206,113
Deferred tax liabilities	407,773	422,952
Other long-term liabilities	14,787	20,038
Total liabilities	6,396,724	6,397,180
Common stock	2,627	2,623
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	2,013,830	1,994,259
Retained earnings	2,157,530	3,157,511
Accumulated other comprehensive loss	(87,366)	(370,300)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,541,934	4,239,406
Noncontrolling interest	13,743	13,990
Total stockholders’ equity	3,555,677	4,253,396
Total liabilities and stockholders’ equity	$9,952,401	$10,650,576

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands, except per share data)
Net sales	$4,759,342	$4,584,979	$13,979,716	$13,506,227
Cost of sales	4,099,958	3,901,009	12,050,164	11,746,722
Gross profit	659,384	683,970	1,929,552	1,759,505
Selling, general and administrative expense	164,997	144,780	498,233	478,017
Restructuring activities	1,779	30,836	21,890	82,070
Operating income	492,608	508,354	1,409,429	1,199,418
Interest expense, net of capitalized interest	38,157	41,597	122,370	114,041
Interest income	(9,167)	(22,099)	(45,144)	(48,308)
Foreign currency transaction losses (gains)	5,169	(678)	8,008	(7,240)
Miscellaneous, net	(2,931)	7,935	(3,209)	5,153
Income before income taxes	461,380	481,599	1,327,404	1,135,772
Income tax expense	118,319	131,609	331,991	284,321
Net income	343,061	349,990	995,413	851,451
Less: Net income attributable to noncontrolling interests	248	130	1,047	867
Net income attributable to Pilgrim’s Pride Corporation	$342,813	$349,860	$994,366	$850,584

Weighted average shares of Pilgrim’s Pride Corporation common stock outstanding:
Basic	237,546	237,123	237,387	236,953
Effect of dilutive common stock equivalents	980	768	1,024	733
Diluted	238,526	237,891	238,411	237,686

Net income attributable to Pilgrim’s Pride Corporation per share of common stock outstanding:
Basic	$1.44	$1.48	$4.19	$3.59
Diluted	$1.44	$1.47	$4.17	$3.58

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	September 28, 2025	September 29, 2024
	(In thousands)
Cash flows from operating activities:
Net income	$995,413	$851,451
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	334,448	321,768
Deferred income tax expense (benefit)	(34,042)	45,220
Stock-based compensation	19,575	9,205
Loan cost amortization	3,718	3,798
Loss on property disposals	2,855	1,104
Accretion of discount related to Senior Notes	1,796	1,898
Asset impairment	844	26,633
Loss (gain) on early extinguishment of debt recognized as a component of interest expense	573	(11,211)
Gain on equity-method investments	—	(6)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(84,675)	62,646
Inventories	(138,932)	172,990
Prepaid expenses and other current assets	(34,558)	(65,555)
Accounts payable, accrued expenses and other current liabilities	(42,442)	79,672
Income taxes	95,827	151,902
Long-term pension and other postretirement obligations	(245)	13,135
Other operating assets and liabilities	(39,715)	(23,858)
Cash provided by operating activities	1,080,440	1,640,792
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(441,146)	(316,949)
Proceeds from property disposals	4,143	9,724
Cash used in investing activities	(437,003)	(307,225)
Cash flows from financing activities:
Payments for dividend	(1,994,347)	—
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(114,772)	(151,671)
Payment on early extinguishment of debt	(2,120)	(200)
Purchase of noncontrolling interest	(1,294)	—
Proceeds from contribution of capital under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	—	1,425
Payments of capitalized loan costs	—	(16)
Cash used in financing activities	(2,112,533)	(150,462)
Effect of exchange rate changes on cash and cash equivalents	41,281	(29,916)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,427,815)	1,153,189
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,043,158	731,223
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$615,343	$1,884,412

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction gains, (2) costs related to litigation settlements, (3) restructuring activities losses, and (4) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands)
Net income	$343,061	$349,990	$995,413	$851,451
Add:
Interest expense, net(a)	28,990	19,498	77,226	65,733
Income tax expense	118,319	131,609	331,991	284,321
Depreciation and amortization	116,426	110,470	334,448	321,768
EBITDA	606,796	611,567	1,739,078	1,523,273
Add:
Foreign currency transaction losses (gains)(b)	5,169	(678)	8,008	(7,240)
Litigation settlements(c)	19,582	—	85,296	72,190
Restructuring activities losses(d)	1,779	30,836	21,890	82,070
Loss on settlement of pension from plan termination(e)	—	10,709	—	10,709
Inventory write-down as a result of hurricane(f)	—	8,075	—	8,075
Minus:
Net income attributable to noncontrolling interest	248	130	1,047	867
Adjusted EBITDA	$633,078	$660,379	$1,853,225	$1,688,210
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents amounts recognized for both negotiated litigation settlements and reasonable estimates for probable losses.
(d)Restructuring activities losses are related to costs incurred, such as severance, lease terminations, asset impairment and other charges, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to plan terminations of our two U.S. defined benefit plans.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in September 2024.

The summary unaudited consolidated income statement data for the twelve months ended September 28, 2025 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 29, 2024 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 29, 2024 and (2) the applicable unaudited consolidated income statement data for the nine months ended September 28, 2025.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	December 29, 2024	March 30, 2025	June 29, 2025	September 28, 2025	September 28, 2025
	(In thousands)
Net income	$235,772	$296,343	$356,009	$343,061	$1,231,185
Add:
Interest expense, net	22,776	16,785	31,451	28,990	100,002
Income tax expense	40,725	94,099	119,573	118,319	372,716
Depreciation and amortization	111,854	104,518	113,504	116,426	446,302
EBITDA	411,127	511,745	620,537	606,796	2,150,205
Add:
Foreign currency transaction losses (gains)	(2,785)	(2,053)	4,892	5,169	5,223
Litigation settlements	95,038	7,250	58,464	19,582	180,334
Restructuring activities losses	11,318	16,612	3,499	1,779	33,208
Loss on settlement of pension from plan termination	10,940	—	—	—	10,940
Minus:
Net income (loss) attributable to noncontrolling interest	(82)	310	489	248	965
Adjusted EBITDA	$525,720	$533,244	$686,903	$633,078	$2,378,945

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands)
Net income	$343,061	$349,990	$995,413	$851,451	7.21%	7.63%	7.12%	6.30%
Add:
Interest expense, net	28,990	19,498	77,226	65,733	0.61%	0.43%	0.55%	0.49%
Income tax expense	118,319	131,609	331,991	284,321	2.49%	2.87%	2.37%	2.11%
Depreciation and amortization	116,426	110,470	334,448	321,768	2.44%	2.40%	2.39%	2.38%
EBITDA	606,796	611,567	1,739,078	1,523,273	12.75%	13.33%	12.43%	11.28%
Add:
Foreign currency transaction losses (gains)	5,169	(678)	8,008	(7,240)	0.10%	(0.01)%	0.05%	(0.05)%
Litigation settlements	19,582	—	85,296	72,190	0.41%	—%	0.61%	0.53%
Restructuring activities losses	1,779	30,836	21,890	82,070	0.04%	0.67%	0.16%	0.61%
Loss on settlement of pension from plan termination	—	10,709	—	10,709	—%	0.23%	—%	0.08%
Inventory write-down as a result of hurricane	—	8,075	—	8,075	—%	0.18%	—%	0.06%
Minus:
Net income attributable to noncontrolling interest	248	130	1,047	867	0.01%	—%	0.01%	0.01%
Adjusted EBITDA	$633,078	$660,379	$1,853,225	$1,688,210	13.29%	14.40%	13.24%	12.50%

Net sales	$4,759,342	$4,584,979	$13,979,716	$13,506,227	—	—	—	—

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	September 28, 2025				September 29, 2024
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)
Net income	$259,778	$52,792	$30,491	$343,061	$278,241	$36,209	$35,540	$349,990
Add:
Interest expense, net(a)	32,853	(4)	(3,859)	28,990	30,734	(4,195)	(7,041)	19,498
Income tax expense	94,424	14,135	9,760	118,319	101,478	14,038	16,093	131,609
Depreciation and amortization	72,452	38,170	5,804	116,426	70,121	34,959	5,390	110,470
EBITDA	459,507	105,093	42,196	606,796	480,574	81,011	49,982	611,567
Add:
Foreign currency transaction losses (gains)(b)	(1)	3,457	1,713	5,169	(1)	202	(879)	(678)
Litigation settlements(c)	19,582	—	—	19,582	—	—	—	—
Restructuring activities losses(d)	—	1,779	—	1,779	—	30,836	—	30,836
Loss on settlement of pension from plan termination(e)	—	—	—	—	10,709	—	—	10,709
Inventory write-down as a result of hurricane(f)	—	—	—	—	8,075	—	—	8,075
Minus:
Net income attributable to noncontrolling interest	—	—	248	248	—	—	130	130
Adjusted EBITDA	$479,088	$110,329	$43,661	$633,078	$499,357	$112,049	$48,973	$660,379
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents amounts recognized for both negotiated litigation settlements and reasonable estimates for probable losses.
(d)Restructuring activities losses are related to costs incurred, such as severance, lease terminations, asset impairment and other charges, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to plan terminations of our two U.S. defined benefit plans.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in September 2024.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Nine Months Ended				Nine Months Ended
	September 28, 2025				September 29, 2024
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)
Net income	$721,336	$149,822	$124,255	$995,413	$579,948	$102,232	$169,271	$851,451
Add:
Interest expense, net(a)	94,071	(2,082)	(14,763)	77,226	100,266	(8,734)	(25,799)	65,733
Income tax expense	243,640	40,058	48,293	331,991	215,655	9,383	59,283	284,321
Depreciation and amortization	209,987	108,236	16,225	334,448	200,006	104,852	16,910	321,768
EBITDA	1,269,034	296,034	174,010	1,739,078	1,095,875	207,733	219,665	1,523,273
Add:
Foreign currency transaction losses (gains)(b)	2	3,770	4,236	8,008	—	(53)	(7,187)	(7,240)
Litigation settlements(c)	85,296	—	—	85,296	72,190	—	—	72,190
Restructuring activities losses(d)	—	21,890	—	21,890	—	82,070	—	82,070
Loss on settlement of pension from plan termination(e)	—	—	—	—	10,709	—	—	10,709
Inventory write-down as a result of hurricane(f)	—	—	—	—	8,075	—	—	8,075
Minus:
Net income attributable to noncontrolling interest	—	—	1,047	1,047	—	—	867	867
Adjusted EBITDA	$1,354,332	$321,694	$177,199	$1,853,225	$1,186,849	$289,750	$211,611	$1,688,210
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents amounts recognized for both negotiated litigation settlements and reasonable estimates for probable losses.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to plan terminations of our two U.S. defined benefit plans.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in September 2024.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands)
GAAP operating income, U.S. operations	$384,123	$419,844	$1,057,916	$907,249
Litigation settlements	19,582	—	85,296	72,190
Adjusted operating income, U.S. operations	$403,705	$427,919	$1,143,212	$987,514

Adjusted operating income margin, U.S. operations	14.2%	15.4%	13.6%	12.3%

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands)
GAAP operating income, Europe operations	$69,484	$45,601	$188,974	$100,710
Restructuring activities losses	1,779	30,836	21,890	82,070
Adjusted operating income, Europe operations	$71,263	$76,437	$210,864	$182,780

Adjusted operating income margin, Europe operations	5.1%	5.8%	5.3%	4.7%

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands)
GAAP operating income, Mexico operations	$39,001	$42,909	$162,539	$191,459
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$39,001	$42,909	$162,539	$191,459

Adjusted operating income margin, Mexico operations	7.4%	8.5%	10.3%	11.9%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In percent)
GAAP operating income margin, U.S. operations	13.5%	15.1%	12.6%	11.3%
Litigation settlements	0.7%	—%	1.0%	0.9%
Adjusted operating income margin, U.S. operations	14.2%	15.4%	13.6%	12.3%

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In percent)
GAAP operating income margin, Europe operations	5.0%	3.5%	4.7%	2.6%
Restructuring activities losses	0.1%	2.3%	0.6%	2.1%
Adjusted operating income margin, Europe operations	5.1%	5.8%	5.3%	4.7%

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In percent)
GAAP operating income margin, Mexico operations	7.4%	8.5%	10.3%	11.9%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	7.4%	8.5%	10.3%	11.9%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$342,813	$349,860	$994,366	$850,584
Add:
Foreign currency transaction losses (gains)	5,169	(678)	8,008	(7,240)
Litigation settlements	19,582	—	85,296	72,190
Restructuring activities losses	1,779	30,836	21,890	82,070
Loss on settlement of pension from plan termination	—	10,709	—	10,709
Inventory write-down as a result of hurricane	—	8,075	—	8,075
Minus:
Gain on early extinguishment of debt	—	(52)	—	11,159
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	369,343	398,854	1,109,560	1,005,229
Net tax impact of adjustments(a)	(6,420)	(11,857)	(27,876)	(37,423)
Adjusted net income attributable to Pilgrim's	$362,923	$386,997	$1,081,684	$967,806
Weighted average diluted shares of common stock outstanding	238,526	237,891	238,411	237,686
Adjusted net income attributable to Pilgrim's per common diluted share	$1.52	$1.63	$4.54	$4.07
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands, except per share data)
GAAP EPS	$1.44	$1.47	$4.17	$3.58
Add:
Foreign currency transaction losses (gains)	0.02	—	0.03	(0.03)
Litigation settlements	0.08	—	0.36	0.30
Restructuring activities losses	0.01	0.13	0.09	0.35
Loss on settlement of pension from plan termination	—	0.05	—	0.05
Inventory write-down as a result of hurricane	—	0.03	—	0.03
Minus:
Gain on early extinguishment of debt	—	—	—	0.05
Adjusted EPS before tax impact of adjustments	1.55	1.68	4.65	4.23
Net tax impact of adjustments(a)	(0.03)	(0.05)	(0.11)	(0.16)
Adjusted EPS	$1.52	$1.63	$4.54	$4.07

Weighted average diluted shares of common stock outstanding	238,526	237,891	238,411	237,686
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,836,613	$2,773,391	$8,400,187	$8,016,688
Europe	1,392,495	1,308,127	3,995,294	3,877,571
Mexico	530,234	503,461	1,584,235	1,611,968
Total net sales	$4,759,342	$4,584,979	$13,979,716	$13,506,227

Sources of cost of sales by geographic region of origin:
U.S.	$2,353,296	$2,280,425	$7,040,006	$6,834,091
Europe	1,271,148	1,176,286	3,633,510	3,539,695
Mexico	475,514	444,298	1,376,648	1,372,936
Total cost of sales	$4,099,958	$3,901,009	$12,050,164	$11,746,722

Sources of gross profit by geographic region of origin:
U.S.	$483,317	$492,966	$1,360,181	$1,182,597
Europe	121,347	131,841	361,784	337,876
Mexico	54,720	59,163	207,587	239,032
Total gross profit	$659,384	$683,970	$1,929,552	$1,759,505

Sources of operating income by geographic region of origin:
U.S.	$384,123	$419,844	$1,057,916	$907,249
Europe	69,484	45,601	188,974	100,710
Mexico	39,001	42,909	162,539	191,459
Total operating income	$492,608	$508,354	$1,409,429	$1,199,418